EXHIBIT 23(B)

                       [Deloitte & Touche LLP Letterhead]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment
No. 1 to Registration Statement No. 333-82502 of Avista Corporation on Form S-4 of our report dated February 8, 2002 (March 4, 2002, as to Note 1) appearing in the Annual Report on Form 10-K of Avista Corporation for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche  LLP
Seattle, Washington

April 9, 2002